*Confidential Treatment Requested

Exhibit 10.28

citimortgage March 1, 2002

Mr. Jeff Becker
Secondary Marketing
E-Loan, Inc.
5875 Arnold Road Dublin, CA 94568

Dear Mr. Becker,

Subject: Letter of Agreement

CitiMortgage, Inc. ("CMI") agrees to offer E-Loan, Inc. the following pricing arrangement as a Letter of Agreement, in accordance with the terms, conditions, requirements, procedures, representations and warranties set forth in the CMI Correspondent Agreement (form 200), the CMI Select Addendum and the CMI Correspondent Manual and all amendments, bulletins, program requirements and supplements to such Manual.

I. Commitment Terms:

All loans Rate Locked by Correspondent during the Effective Term March 11, 2002 through September 11, 2002 will be eligible for the appropriate price enhancement applicable to the specific product described in this agreement.

II. Volume:

Correspondent agrees to sell CMI a minimum of [ ** ] (AOT/Direct/Block) on a monthly basis during the Effective Term of this Letter of Agreement. In the event seller is unable to satisfy the terms of this agreement, CMI reserves the right to re-negotiate the terms of the Letter of Agreement at any time during the Effective Term.

III. Product:

Listed below are the eligible products and their price enhancement over the posted CMI price in effect at the time of Rate Lock and/or the negotiated service released premium (SRP):

Best Efforts Servicing Released Premium

Conforming Conventional Fixed Rate
30 Year Servicing Released Premium [ ** ]

CMI Select Servicing Released Premium-paid on eligible product Rate Locked through the CMI Select Desk (AOT/Direct/Block commitments).

Conforming Conventional Fixed Rate
30 Year Servicing Released Premium [ ** ]

Bonus Price Enhancement

Listed below are additional eligible products and their price enhancement over the posted CMI price in effect at the time of Rate Lock. The following incentive is limited to the first $100 Million Locked or September 11, 2002 whichever is earlier:

Non-Conforming 30 Year Fixed Rate [ ** ]

Conventional ARMs (All Products) [ ** ]

IV. Minimum Delivery Characteristics:

It is agreed that Correspondent will deliver a monthly minimum of the following product to CMI during the Effective Term of this Letter of Agreement:

Conforming Conventional Fixed Rate [ ** ]
Average Balance [ ** ]
Geographic Mix [ ** ]

V. Fees and Adjustments:

Standard fees and adjustments will apply as documented in the CMI Correspondent Manual or incorporated by reference in subsequent Correspondent Updates.

NOTE All other Price / Rate Adjustments from our standard daily pricing will apply unless otherwise modified above.

VI. Other Conditions:

All covenants, representations, warranties, terms and conditions of the Letter of Agreement and the CMI Correspondent Manual remain in full force and effect.

Seller hereby agrees that it makes all representations, warranties, and covenants set forth in the CMI Correspondent Manual and Program Documents with respect to each Mortgage Loan as of the respective purchase date by CMI.

The terms and conditions of this Letter of Agreement are valid if signed and returned by an authorized officer of Correspondent to CMI ten (10) days prior to the effective date. Signed letter should be returned in enclosed envelope to:

CitiMortgage, Inc.
Attn: Dana Best MS 800
13736 Riverport Drive Suite 800
Maryland Heights, MO 63043

We at CitiMortgage wish to extend our gratitude and appreciation to you and E-Loan, Inc. for selecting CitiMortgage as your investor. We look forward to expanding and enhancing our business relationship with E-Loan, Inc.

Sincerely,

Len Israel David G. Henry

Director of Correspondent Lending Director of Wholesale Pricing

Agreed
Seller Signature

Correspondent
Seller Signature

CC: Dennis Brodecker, Division Manager